As filed with the Securities and Exchange Commission on September 7, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TRILOGY INTERNATIONAL PARTNERS INC.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
British Columbia	98-1361786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
155 108th Avenue NE, Suite 400
Bellevue, Washington 98004
(425) 458-5900
(Address and telephone number of registrant’s principal executive offices)
Friedman Kaplan Seiler & Adelman LLP
7 Times Square, 28th Floor
New York, New York 10036
Telephone: (212) 833-1100
(Name, address and telephone number of agent for service)
Copies to:
Trisha Robertson Kyle Misewich Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300	Scott Morris Senior Vice President, General Counsel and Secretary Trilogy International Partners Inc. 155 108th Avenue NE, Suite 400 Bellevue, Washington 98004 (425) 458-5900	Gregg S. Lerner Joel I. Frank Friedman Kaplan Seiler & Adelman LLP 7 Times Square New York, NY 10036 (212) 833-1100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares	37,702,685	$60,836,148(2)	$6,637.22(2)
(1)
In addition, pursuant to Rule 416 under the Securities Act, the Common Shares being registered hereunder include such indeterminate number of Common Shares as may be issuable with respect to the shares being registered hereunder as a result of share dividends, share splits or similar transactions.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement 37,702,685 unsold Common Shares that may be sold by the selling securityholders and that were previously registered on registration statement no. 333-233287 of the registrant (filed on August 15, 2019) and registration fees of $6,637.22 that were previously paid in connection with those securities pursuant to Rule 457(o), which fees will continue to be applied to such unsold securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On August 15, 2019, Trilogy International Partners Inc. (the “Company”) filed a registration statement on Form F-10 with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-233287) related to the offer and sale of an aggregate initial offering price of up to US$500,000,000 of common shares, debt securities, subscription receipts, warrants to purchase common shares, units and share purchase contracts of the Company or any combination thereof (the “Prior Registration Statement”), which was subsequently declared effective by the SEC on August 29, 2019. Because the Company is no longer eligible to use Form F-10, the Company has voluntarily elected to use Form F-3 to register the resale of its common shares for certain selling securityholders. Pursuant to Rule 415(a)(6) under the Securities Act, the Company has carried over unsold securities from the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2021.
PROSPECTUS

37,702,685 Common Shares
Offered by the Selling Shareholders
The selling shareholders identified in this prospectus may offer and sell up to 37,702,685 of our Common Shares (the “Common Shares”). We will not receive any of the proceeds from the sale of Common Shares by the selling shareholders. The Common Shares are comprised of up to 37,702,685 shares issued or issuable upon redemption of Trilogy LLC Class C Units (as defined herein). See “Selling Shareholders.”
The selling shareholders may offer and sell the Common Shares at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time, if required under the Securities Act of 1933, as amended, the selling shareholders, sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “TRL.” On September 3, 2021, the last reported sale price of our Common Shares was C$2.05 on the TSX.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The prospectus relates to up to 37,702,685 of our Common Shares, which the selling shareholders named in this prospectus may sell from time to time. We will not receive any of the proceeds from sales by the selling shareholders. We have agreed to pay the expenses incurred in registering these shares and warrants, including legal and accounting fees.
This prospectus provides you with a general description of our Common Shares. Each time, if required under the Securities Act of 1933, as amended (the “Securities Act”), the selling shareholders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”
Neither we nor any selling shareholders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States: Neither we nor the selling shareholders have done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.
In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “U.S.$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience.
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Trilogy”, “TIP Inc.” or the “Company”, refer to Trilogy International Partners Inc., either alone or together with our subsidiaries.
The names “2degrees”, “NuevaTel” and “Viva” are our trademarks. Other trademarks, product names and company names appearing in this prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”). Forward-looking statements are provided to help you understand the Company’s views of its short and longer term plans, expectations and prospects. The Company cautions you that forward-looking statements may not be appropriate for other purposes.
Forward-looking statements include statements about the Company’s business outlook for the short and longer term and statements regarding the Company’s strategy, plans and future operating performance. Furthermore, any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. Such statements are identified often, but not always, by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” occur, be taken, or be achieved, or the negative of any of these terms and similar expressions including, but not limited to, statements relating to: the continued expansion of wireless communication and data technologies, and their growing affordability; revenue growth from increasing consumption of data services; the Company’s ability to retain, and capture a larger share of, customers; change in the economic, competitive and market conditions in New Zealand and Bolivia; the performance of the Company’s investments; the renewal or expiration of the Company’s spectrum licenses; the availability of 5G spectrum licenses; changes in regulatory policies and the enforcement of service quality and other compliance requirements; and the continuing impact of the coronavirus (COVID-19) pandemic. Forward-looking statements are not promises or guarantees of future performance. Such statements reflect the Company’s current views with respect to future events and may change significantly. Forward-looking statements are subject to, and are necessarily based upon, a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. The material assumptions used by the Company to develop such forward-looking statements include, but are not limited to:
•	the absence of unforeseen changes in the legislative and operating frameworks for the Company;
•	the Company meeting its future objectives and priorities;
•	the Company having access to adequate capital to fund its future projects and plans;
•	the Company’s future projects and plans proceeding as anticipated;
•	taxes payable;
•	subscriber growth, pricing, usage and churn rates;
•	technology deployment;
•	data based on good faith estimates that are derived from management’s knowledge of the industry and other independent sources;
•	general economic and industry growth rates; and
•	commodity prices, currency exchange and interest rates and competitive intensity.
Forward-looking statements are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that the Company believes are appropriate in the circumstances. Many factors could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors, including, without limitation, those described under the heading “Risk Factors” included in TIP Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “20-F Annual Report”) filed on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov),
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and those referred to in TIP Inc.’s other regulatory filings with the U.S. Securities and Exchange Commission in the United States and the provincial securities commissions in Canada. Such risks, as well as uncertainties and other factors that could cause actual events or results to differ significantly from those expressed or implied in the Company’s forward-looking statements, include, without limitation:
•	the Company’s history of incurring losses and the possibility that the Company will incur losses in the future;
•	the Company having insufficient financial resources to achieve its objectives;
•	risks related to any potential acquisition, investment or merger;
•	the Company’s significant level of consolidated indebtedness and the refinancing, default and other risks resulting therefrom;
•	TIP Inc.’s and Trilogy International Partners LLC’s (“Trilogy LLC”) status as holding companies;
•	the Company’s ability to sell or purchase assets;
•	the restrictive covenants in the documentation evidencing the Company’s outstanding indebtedness;
•	the Company’s ability to incur additional debt despite its level of indebtedness;
•	the Company’s ability to pay interest due on its indebtedness and Trilogy LLC’s reliance on dividend distributions from its operating subsidiaries in New Zealand and Bolivia to fund such payments;
•	the Company’s ability to refinance its indebtedness;
•	the risk that the Company’s credit ratings could be downgraded;
•	the significant political, social, economic and legal risks of operating in Bolivia;
•	the regulated nature of the industry in which the Company participates;
•	some of the Company’s operations being in markets with substantial tax risks and inadequate protection of shareholder rights;
•	the need for spectrum access;
•	the use of “conflict minerals” in handsets and the availability of certain products, including handsets;
•	risks related to anti-corruption compliance;
•	intense competition in all aspects of the Company’s business;
•	lack of control over network termination costs, roaming revenues and international long distance revenues;
•	rapid technological change and associated costs, including the ability of the Company’s subsidiaries to finance, construct and deploy 5G technology in their markets;
•	reliance on equipment suppliers, including Huawei Technologies Co., Ltd. and its subsidiaries and affiliates;
•	subscriber churn risks, including those associated with prepaid accounts;
•	the need to maintain distributor relationships;
•	the Company’s future growth being dependent on innovation and development of new products;
•	security threats and other material disruptions to the Company’s wireless network;
•	the ability of the Company to protect subscriber information and cybersecurity risks generally;
•	actual or perceived health risks associated with handsets;
•	risks related to litigation, including class actions and regulatory matters;
•	risks related to fraud, including device financing, customer credit card, subscription and dealer fraud;
•	reliance on limited management resources;
•	risks related to the minority shareholders of the Company’s subsidiaries;
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•	general economic risks;
•
risks related to natural disasters, including earthquakes and public health crises (including the coronavirus (COVID-19) outbreak) and related potential impact on the Company’s financial results and performance;

•	risks related to climate change and other environmental factors;
•	foreign exchange rate and interest rate changes and associated risks;
•	risks related to currency controls and withholding taxes;
•	TIP Inc.’s, Trilogy LLC’s and their subsidiaries’ ability to utilize carried forward tax losses;
•	tax related risks;
•	TIP Inc.’s dependence on Trilogy LLC to make contributions to pay the Company’s taxes and other expenses;
•	Trilogy LLC’s obligations to make distributions to TIP Inc. and the other owners of Trilogy LLC;
•	differing interests among TIP Inc.’s and Trilogy LLC’s equity owners in certain circumstances;
•	risks related to the impact of new laws and regulations;
•	risks associated with the Company’s internal controls over financial reporting;
•	an increase in costs and demands on management resources when the Company ceases to qualify as an “emerging growth company” under the U.S. Jumpstart Our Business Startups Act of 2012;
•	additional expenses if the Company loses its foreign private issuer status under U.S. federal securities laws;
•	risks that the market price of the common shares of TIP Inc. may be volatile and may continue to be significantly depressed;
•	risks that substantial sales of Common Shares may cause the price of the shares to decline;
•	risks that TIP Inc. may not pay dividends;
•
restrictions on the ability of Trilogy LLC’s subsidiaries to pay dividends, including the risk that operating results may impact distribution tests under their debt facilities and reduce or preclude the payment of dividends and the risk that the timing of upcoming spectrum renewals in New Zealand may impact the ability of 2degrees to pay dividends;

•	dilution of the Common Shares and other risks associated with equity financings;
•	the ability of the Company to enhance its 4G LTE networks with 4.5G and 4.9G features;
•	risks related to the influence of securities industry analyst research reports on the trading market for the Common Shares; and
•	risks related to being a publicly traded company, including, but not limited to, compliance and costs associated with the U.S. Sarbanes-Oxley Act of 2002 (to the extent applicable).
This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements.
All forward-looking statements included herein are based on the beliefs, expectations and opinions of management on the date the statements are made. Except as required by applicable law, the Company does not assume any obligation to update forward-looking statements should circumstances or management’s beliefs, expectations or opinions change. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.
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THE COMPANY
Incorporation and Background
The Company was incorporated under the name “Alignvest Acquisition Corporation” (“Alignvest”) under the Business Corporations Act (Ontario) (“OBCA”) on May 11, 2015. Alignvest was a special purpose acquisition corporation, or “SPAC”, formed for the purpose of effecting an acquisition of one or more businesses or assets, by way of a merger, share exchange, asset acquisition, share purchase, reorganization, or any other similar business combination involving Alignvest, referred to as its “Qualifying Acquisition”.
On November 1, 2016, Alignvest and Trilogy LLC entered into an arrangement agreement (as amended December 20, 2016, the “Arrangement Agreement”). On February 7, 2017, pursuant to the terms of the Arrangement Agreement, Alignvest completed its Qualifying Acquisition under which it effected a business combination with Trilogy LLC by way of a court approved plan of arrangement (the “Arrangement”).
Under the Arrangement, Alignvest acquired, directly or indirectly, all of the voting interest, and a 52.9% economic equity interest, in Trilogy LLC. As consideration, Trilogy LLC received payments from Alignvest totaling approximately $199.3 million (net of $3.0 million in cash retained by the Company), representing the proceeds of Alignvest’s initial public offering in 2015 and of private placements that closed concurrently with the Arrangement, less redemptions from such proceeds of a portion of Alignvest’s then outstanding class A restricted voting shares and certain expenses.
At the effective time of the Arrangement, Alignvest’s name was changed to “Trilogy International Partners Inc.” and Alignvest’s authorized capital was amended to create one special voting share (the “Special Voting Share”) and an unlimited number of Common Shares. In addition, the existing share purchase warrants of Alignvest were deemed to be amended to be share purchase warrants (the “TIP Inc. Warrants”) to acquire Common Shares following 30 days after the effective date of the Arrangement, at an exercise price of C$11.50 per share, but otherwise unamended. The TIP Inc. Warrants are governed by the terms of a warrant agency agreement dated June 24, 2015 (as amended February 7, 2017), between the Company and TSX Trust Company.
Immediately following the effective time of the Arrangement, the Company continued out of the jurisdiction of Ontario under the OBCA and into the jurisdiction of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”). As a result of this continuation, the Company adopted new Articles (the “Articles”) that included an advance notice policy, as well as certain ownership and voting restrictions that were implemented in order for the Company to comply with the Overseas Investment Act 2005 of New Zealand.
The head office of the Company is located at Suite 400, 155 108th Avenue NE, Bellevue, Washington, 98004 and the registered and records office of the Company is located at Suite 2600, 595 Burrard Street, P.O. Box 49314, Three Bentall Centre, Vancouver, British Columbia, V7X 1L3.
Overview of the Business of the Company
Trilogy LLC, based in Bellevue, Washington, is an internationally focused wireless telecommunications company. Trilogy LLC was founded in 2005 by John W. Stanton, Bradley J. Horwitz, and Theresa E. Gillespie (collectively, the “Trilogy Founders”), who, together with a small group of other investors, bought assets including the Company’s current 71.5% interest in Bolivia (NuevaTel) from Western Wireless Corporation, which had been founded by the Trilogy Founders and sold to Alltel Corporation for $6 billion in 2005.
Following the completion of the Arrangement, the Company owns and controls majority stakes in two operations that the Trilogy Founders grew from greenfield developments. Two Degrees Mobile Limited (“2degrees”) in New Zealand, with an estimated wireless market share of approximately 24%, and NuevaTel in Bolivia, with an estimated wireless market share of approximately 15%, provide communications services customized for each market, including local, international long distance, and roaming services for both customers and international visitors roaming on their networks. 2degrees also provides fixed voice and broadband services in New Zealand. Both companies provide mobile services on both a prepaid and postpaid basis.
Fur a further description of the business of the Company, see the section entitled “Information on the Company – Business Overview” in the annual report on Form 20-F for the fiscal year ended December 31, 2020 (the “20-F Annual Report”).
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Recent Developments
Class C Unit Redemption Request
On August 31, 2021, the Company announced that Trilogy LLC has requested that holders of Trilogy LLC Class C Units consider exercising their contractual right to redeem such Class C Units. Pursuant to the terms of the Trilogy LLC Agreement (as defined herein), Trilogy LLC Class C Unit holders will receive one Common Share for each Trilogy LLC Class C Unit that they tender for redemption. If all outstanding Trilogy LLC Class C Units are redeemed, an aggregate of 26,419,635 Common Shares will be issued.
On September 3, 2021, SG Enterprises II, LLC (“SG”), the holder of 16,173,090 Trilogy LLC Class C Units and an affiliate of John W. Stanton and Theresa E. Gillespie, Directors of TIP Inc., and Bradley J. Horwitz, the holder of 1,353,739 Trilogy LLC Class C Units and a Director and the Chief Executive Officer of TIP Inc., redeemed such Trilogy LLC Class C Units. SG and Mr. Horwitz have advised TIP Inc. that they currently have no intention to sell any of the Common Shares that they hold, including any of the Common Shares they received in connection with the redemption of their Trilogy LLC Class C Units. Giving effect to other redemptions, an aggregate of 22,075,585 Common Shares have been issued as of the date of this prospectus for redeemed Trilogy LLC Class C Units. In the event that fewer than 1,966,745 Trilogy LLC Class C Units are outstanding after additional voluntary redemptions, Trilogy LLC will be required to redeem the remaining Trilogy LLC Class C Units outstanding for an equivalent number of Common Shares. Following such required redemption, the Special Voting Share will be redeemed. See “DESCRIPTION OF SHARE CAPITAL-Special Voting Share of the Company- Dividends and Redemption.” The Trilogy LLC Agreement states that any Trilogy LLC Class C Units outstanding on February 7, 2024 will be converted into Common Shares at that time.
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THE OFFERING
The actual price per share of the Common Shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
Issuer
Trilogy International Partners Inc.
Selling shareholders
The selling shareholders may sell from time to time pursuant to this prospectus up to 37,702,685 Common Shares, which is comprised of shares issued or issuable upon redemption of the Trilogy LLC Class C Units. See “Selling Shareholders.”
Securities offered
Secondary Offering
The selling shareholders may offer from time to time:
Up to an aggregate 37,702,685 shares of our Common Shares.
Use of proceeds
Secondary Offering
We will not receive any of the proceeds from the sale or other disposition of the shares of Common Shares offered by the selling shareholders pursuant to this prospectus.
Registration of the Secondary Shares
We agreed to register the Secondary Shares for resale under the Securities Act pursuant to the operating agreement (the “Trilogy LLC Agreement”) of the Company’s subsidiary, Trilogy LLC. Under the terms of the Trilogy LLC Agreement, we are required to maintain an effective resale registration statement for the Common Shares issued or issuable upon redemption of the Trilogy LLC Class C Units (as defined in the Trilogy LLC Agreement) issued pursuant to the Trilogy LLC Agreement so long as such Trilogy LLC Class C Units remain outstanding.
Listing
Our Common Shares are listed on the TSX under the symbol “TRL.”
Risk Factors
You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”
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USE OF PROCEEDS
We will not receive any proceeds from the sale of Common Shares by the selling shareholders.
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RISK FACTORS
Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in the 20-F Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale. You should also refer to the other information set forth or incorporated by reference in this prospectus, including the 20-F Annual Report, or any applicable prospectus supplement, including our consolidated financial statements and related notes. See “Where You Can Find More Information.”
SELLING SHAREHOLDERS
The Common Shares covered by this prospectus are those issued or issuable upon redemption of Trilogy LLC Class C Units and certain other Common Shares which are the “Registrable Securities” as defined in the Trilogy LLC Agreement, which are included in this prospectus pursuant to the rights and obligations of the selling shareholders under the Trilogy LLC Agreement. For a general description of the Company’s share capital, including the terms of the Common Shares and Trilogy LLC Class C Units; see “Description of Share Capital” in this prospectus; “Additional Information – Shareholder Rights” in the 20-F Annual Report; and “Corporate Structure – Trilogy LLC Agreement” in the Company’s annual report on Form 40-F, which is incorporated in this prospectus by reference.
The selling shareholders may sell from time to time, pursuant to this prospectus, an aggregate of up to 37,702,685 of our Common Shares. Such Common Shares include:
•	33,358,657 Common Shares issued upon the redemption of the Trilogy LLC Class C Units; and
•	4,344,028 Common Shares issuable upon the redemption of Trilogy LLC Class C Units.
The following table sets forth information with respect to the selling shareholders’ beneficial ownership of our Common Shares as of September 7, 2021. The number of Common Shares owned prior to any offerings represents all of the Common Shares that the selling shareholders may offer hereunder. The percentage of shares beneficially owned prior to any offering is based on 82,118,827 Common Shares outstanding as of September 7, 2021. The selling shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”
The number of Common Shares beneficially owned by the selling shareholders is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Common Shares over which the selling shareholders have sole or shared voting power or investment power as well as any shares that are exercisable or exercisable within 60 days of September 7, 2021.
The Selling Shareholders	Trilogy LLC Class C Units(1)(2) Currently Owned (for which Common Shares are issuable upon redemption) (#/%)	Common Shares(3) Currently Owned (#/%)	Maximum Number of Common Shares(3)(4) to be Sold by the Selling Shareholders Pursuant to this Prospectus (#/%)	Trilogy LLC Class C Units(1)(5) Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)	Common Shares(6)(7) Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)
Adam Usdan	0/0%	46,764/0.06%	46,764/0.05%	0/0%	0/0%
Alan R. & Joyce Bender	0/0%	150,105/0.18%	150,105/0.17%	0/0%	0/0%
Amy and Jonathan McCullough	0/0%	18,975/0.02%	18,975/0.02%	0/0%	0/0%
Andy Baker	0/0%	4,505/0.01%	4,505/0.01%	0/0%	0/0%
ASRC Capital, LLC	0/0%	1,967,486/2.40%	1,967,486/2.28%	0/0%	0/0%
Beddington Telecom Inc.(10)	0/0%	83,271/0.10%	83,271/0.10%	0/0%	0/0%
Behrens Sherriff Family Revocable Living Trust	0/0%	6,865/0.01%	6,865/0.01%	0/0%	0/0%
Bernard Fils-Aime	0/0%	613,928/0.75%	613,928/0.71%	0/0%	0/0%
Bradley J. Horwitz(9)	0/0%	1,400,846/1.71%	1,400,846/1.62%	0/0%	0/0%
Brian M. Powers	52,410/1.21%	0/0%	52,410/0.06%	0/0%	0/0%
Charles H. and Jane C. Stonecipher	0/0%	23,440/0.03%	23,440/0.03%	0/0%	0/0%
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The Selling Shareholders	Trilogy LLC Class C Units(1)(2) Currently Owned (for which Common Shares are issuable upon redemption) (#/%)	Common Shares(3) Currently Owned (#/%)	Maximum Number of Common Shares(3)(4) to be Sold by the Selling Shareholders Pursuant to this Prospectus (#/%)	Trilogy LLC Class C Units(1)(5) Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)	Common Shares(6)(7) Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)
Charlie Bernstein	0/0%	9,052/0.01%	9,052/0.01%	0/0%	0/0%
David and Angela Weiden Trust	0/0%	12,277/0.01%	12,277/0.01%	0/0%	0/0%
David T. Pearson	40,604/0.93%	37,000/0.05%	77,604/0.09%	0/0%	0/0%
David T. Rutter	18,233/0.42%	1,316/0.0%	19,549/0.02%	0/0%	0/0%
Dennis Leibowitz	0/0%	47,687/0.06%	47,687/0.06%	0/0%	0/0%
DI Helmut Swarovski Beteiligungs-GMBH(10)	0/0%	105,282/0.13%	105,282/0.12%	0/0%	0/0%
DIHS Beteiligungs - UND Verwaltungs-GMBH(10)	0/0%	105,282/0.13%	105,282/0.12%	0/0%	0/0%
Econet Wireless Investment	0/0%	629,221/0.77%	629,221/0.73%	0/0%	0/0%
Edgar Geidans	0/0%	41,527/0.05%	41,527/0.05%	0/0%	0/0%
Elizabeth Day	0/0%	11,014/0.01%	11,014/0.01%	0/0%	0/0%
Europe Marketing Establishment(10)	0/0%	45,141/0.05%	45,141/0.05%	0/0%	0/0%
FACP Investment Trilogy II, LLC	0/0%	226,506/0.28%	226,506/0.26%	0/0%	0/0%
FACP Trilogy Investment, LLC	0/0%	168,884/0.21%	168,884/0.20%	0/0%	0/0%
FACP TINZ, LLC	0/0%	26,322/0.03%	26,322/0.03%	0/0%	0/0%
FKS Investments IV, LLC	0/0%	497,410/0.61%	497,410/0.58%	0/0%	0/0%
FKS Investments IV-A, LLC	0/0%	13,217/0.02%	13,217/0.02%	0/0%	0/0%
FKS Investments VI LLC	0/0%	27,180/0.03%	27,180/0.03%	0/0%	0/0%
FKS Investments VII LLC	0/0%	22,310/0.03%	22,310/0.03%	0/0%	0/0%
Frank Zarb	0/0%	16,187/0.02%	16,187/0.02%	0/0%	0/0%
Georgia Lee	61,471/1.42%	0/0%	61,471/0.07%	0/0%	0/0%
Greyhawk Capital Management LLC	0/0%	927,924/1.13%	927,924/1.07%	0/0%	0/0%
Gyani Family Trust	0/0%	21,064/0.03%	21,064/0.02%	0/0%	0/0%
High Ridge Holdings, Inc.	124,578/2.87%	0/0%	124,578/0.14%	0/0%	0/0%
Jeffrey Goldstein	0/0%	52,923/0.06%	52,923/0.06%	0/0%	0/0%
Jennifer Pere	0/0%	23,105/0.03%	23,105/0.03%	0/0%	0/0%
JL Trilogy Investor LLC	0/0%	238,429/0.29%	238,429/0.28%	0/0%	0/0%
John Cunningham	0/0%	15,629/0.02%	15,629/0.02%	0/0%	0/0%
Joseph N. Walter & Kathy L. Mares	0/0%	55,980/0.07%	55,980/0.06%	0/0%	0/0%
Juan Pablo Calvo(9)	0/0%	399,565/0.49%	399,565/0.46%	0/0%	0/0%
Karen Roux	11,324/0.26%	0/0%	11,324/0.01%	0/0%	0/0%
Kartik Raghavan	51/0.00%	14,300/0.02%	14,351/0.02%	0/0%	0/0%
Kathryn Drucker	0/0%	7,445/0.01%	7,445/0.01%	0/0%	0/0%
M. Wayne Wisehart	0/0%	81,030/0.10%	81,030/0.09%	0/0%	0/0%
MAP Anlagegesellschaft AGMVK(10)	0/0%	107,514/0.13%	107,514/0.12%	0/0%	0/0%
Martha L. Weiden LLC	0/0%	12,277/0.01%	12,277/0.01%	0/0%	0/0%
Mathieson Family Trust u/a 8/4/97	19,252/0.44%	7,046/0.01%	26,298/0.03%	0/0%	0/0%
Matthew R. Barger	91,483/2.11%	0/0%	91,483/0.11%	0/0%	0/0%
Mikal J. & Lynn C. Thomsen	0/0%	680,876/0.83%	680,876/0.79%	0/0%	0/0%
Mitchell R. Cohen	124,718/2.87%	0/0%	124,718/0.14%	0/0%	0/0%
New Island Cellular LLC	2,129,623/49.02%	0/0%	2,129,623/2.46%	0/0%	0/0%
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The Selling Shareholders	Trilogy LLC Class C Units(1)(2) Currently Owned (for which Common Shares are issuable upon redemption) (#/%)	Common Shares(3) Currently Owned (#/%)	Maximum Number of Common Shares(3)(4) to be Sold by the Selling Shareholders Pursuant to this Prospectus (#/%)	Trilogy LLC Class C Units(1)(5) Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)	Common Shares(6)(7) Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)
Old Harbor Native Corporation	39,738/0.91%	0/0%	39,738/0.05%	0/0%	0/0%
Old Harbor Native Corporation Settlement Trust	39,738/0.91%	0/0%	39,738/0.05%	0/0%	0/0%
Olivier Roux	0/0%	11,324/0.01%	11,324/0.01%	0/0%	0/0%
Onaway, LLC	271,808/6.26%	0/0%	271,808/0.31%	0/0%	0/0%
OTEP, LLC	0/0%	1,630,871/1.99%	1,630,871/1.89%	0/0%	0/0%
Patrick J. Healy	0/0%	52,410/0.06%	52,410/0.06%	0/0%	0/0%
Peter Simpson	0/0%	31,479/0.04%	31,479/0.04%	0/0%	0/0%
Peter Thomsen Trust No. 3	0/0%	140,906/0.17%	140,906/0.16%	0/0%	0/0%
Peter Van Oppen	0/0%	346,687/0.42%	346,687/0.40%	0/0%	0/0%
Philip R. Hammarskjold	0/0%	72,230/0.9%	72,230/0.08%	0/0%	0/0%
Providence Trilogy Cayman Ltd.	0/0%	2,678,964/3.26%	2,678,964/3.10%	0/0%	0/0%
Richard B. Keller II	543,617/12.51%	0/0%	543,617/0.63%	0/0%	0/0%
Richard Dunn	0/0%	5,689/0.01%	5,689/0.01%	0/0%	0/0%
Rodolphe Jean Claude Flambert	0/0%	1,000,000/1.22%	1,000,000/1.16%	0/0%	0/0%
Roger Blott	0/0%	8,000/0.01%	8,000/0.01%	0/0%	0/0%
Samuel Thomsen Trust No. 3	0/0%	140,906/0.17%	140,906/0.16%	0/0%	0/0%
Sarah Williams	0/0%	7,809/0.01%	7,809/0.01%	0/0%	0/0%
Scott A. & Melinda A. Hopper	0/0%	55,907/0.07%	55,907/0.06%	0/0%	0/0%
Scott P. Alderman	40,430/0.93%	0/0%	40,430/0.05%	0/0%	0/0%
SG Enterprises II, LLC(8)	0/0%	16,908,563/20.59%	16,908,563/19.56%	0/0%	0/0%
Stapleton Family Trust	0/0%	81,622/0.10%	81,622/0.09%	0/0%	0/0%
Steven R. & Arleen G. Winslow	47,453/1.09%	6,588/0.01%	54,041/0.06%	0/0%	0/0%
The Baumbaugh Family Revocable Trust	0/0%	120,140/0.15%	120,140/0.14%	0/0%	0/0%
The Diane S. Isenberg 2014 Residual Trust	0/0%	352,496/0.43%	352,496/0.41%	0/0%	0/0%
The Lacy M. Baumbaugh 2012 Irrevocable Trust	0/0%	20,000/0.02%	20,000/0.02%	0/0%	0/0%
The Patricia Christina Hellman Survivor's Trust dtd 12/18/11	61,471/1.42%	0/0%	61,471/0.07%	0/0%	0/0%
The Ruby A. Baumbaugh 2012 Irrevocable Trust	0/0%	20,000/0.02%	20,000/0.02%	0/0%	0/0%
Thomas F. Steyer	0/0%	61,471/0.07%	61,471/0.07%	0/0%	0/0%
Thomsen Family GST Trust	1,320/0.03%	0/0%	1,320/0.00%	0/0%	0/0%
Tim R. Wong	0/0%	7,781/0.01%	7,781/0.01%	0/0%	0/0%
TIP Management HoldCo LLC(11)	0/0%	69,868/0.09%	69,868/0.08%	0/0%	0/0%
Trilogy Equity Partners, LLC	0/0%	417,566/0.51%	417,566/0.48%	0/0%	0/0%
Trilogy Investment LLC	624,706/14.38%	0/0%	624,706/0.72%	0/0%	0/0%
Walter F. Walker	0/0%	53,177/0.06%	53,177/0.06%	0/0%	0/0%
William Stewart Sherriff(9)	0/0%	52,096/0.06%	52,096/0.06%	0/0%	0/0%
Notes:
(1)
In accordance with the terms and conditions of the Trilogy LLC Agreement, the Common Shares are issuable upon redemption by holders of the Trilogy LLC Class C Units on a 1:1 basis, except that fractional Trilogy LLC Class C Units cannot be redeemed for fractional Common Shares; accordingly, this table does not list any such fractional Trilogy LLC Class C Units.

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(2)	Based on 4,344,036 total number of issued and outstanding Trilogy LLC Class C Units, as of the date hereof, and excluding fractional Trilogy LLC Class C Units.
(3)	Based on 82,118,827 total number of issued and outstanding Common Shares as of the date hereof.
(4)	Includes the Common Shares issued or issuable upon redemption of the Trilogy LLC Class C Units.
(5)
Based on the total number of issued and outstanding Trilogy LLC Class C Units after giving effect to, and assuming, redemption for Common Shares of all Trilogy LLC Class C Units for which Common Shares are included in the Offering.

(6)	Based on the total number of issued and outstanding Common Shares after giving effect to the Offering.
(7)	Assuming the sale of all Common Shares by the Selling Shareholders during the period that the Prospectus, including any amendments therein, remains valid.
(8)	SG is an entity owned and controlled by John W. Stanton and Theresa E. Gillespie, directors of the Company.
(9)	A director or officer of the Company and/or any of its subsidiaries.
(10)	Holds equity interests in a minority shareholder of 2degrees.
(11)	TIP Management HoldCo LLC is an entity controlled by Scott Morris, an officer of the Company.
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DESCRIPTION OF SHARE CAPITAL
The following is a summary of the rights, privileges, restrictions and conditions attaching to the Common Shares and the Special Voting Share. The Company is authorized to issue an unlimited number of Common Shares and one Special Voting Share. As of the date of this prospectus, there are 82,118,827 Common Shares and one Special Voting Share issued and outstanding, 13,402,685 Common Shares issuable on exercise of the outstanding TIP Inc. Warrants, 4,600,934 Common Shares issuable upon the vesting of restricted share units, 635,727 Common Shares issuable upon the vesting of deferred share units and 4,344,036 Common Shares issuable upon the redemption of the Trilogy LLC Class C Units.
Common Shares of the Company
Subject to the provisions described below under the heading “Rights and Restrictions in Connection with a Proposed Sale Transaction”, the following special rights and restrictions are attached to the Common Shares.
Notice of Meeting and Voting Rights
The holders of Common Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company and are entitled to one vote per Common Share. Except as provided in the BCBCA, by law or by stock exchange rules, the Special Voting Share and the Common Shares vote together as if they were a single class of shares.
Except as explicitly required by the BCBCA or by law, the holders of Common Shares are not entitled to vote separately as a class on a proposal to amend the Articles to: (i) increase or decrease the maximum number of Common Shares that the Company is authorized to issue, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Common Shares; or (ii) create a new class of shares equal or superior to the Common Shares.
Dividend and Liquidation Entitlements
The holders of Common Shares are entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the Board, in their absolute discretion, in such amount and in such form as they may from time to time determine, and all dividends which the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding. The Company has agreed in the Trilogy LLC Agreement not to make dividends or distributions on the Common Shares unless a corresponding dividend or distribution is made on an equitably equivalent basis to all holders of Trilogy LLC Class C Units. See “Description of Capital Structure – Special Voting Share of the Company – Dividends and Redemptions”.
In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company after satisfaction of all liabilities and obligations to creditors of the Company and after C$1.00 is distributed to the holder of the Special Voting Share.
Special Voting Share of the Company
Subject to the provisions described below under the heading “Rights and Restrictions in Connection with a Proposed Sale Transaction”, the following special rights and restrictions are attached to the Special Voting Share.
Notice and Voting Rights
Except as otherwise provided in the BCBCA, by law or by stock exchange rules, the Special Voting Share entitles the holder thereof to vote on all matters submitted to a vote of the holders of Common Shares at any shareholders meeting of the Company and to exercise the right to consent to any matter for which the written consent of the holders of Common Shares is sought.
Except as provided in the BCBCA, by law or by stock exchange rules, the Special Voting Share and the Common Shares vote together as if they were a single class of shares. Except as explicitly required by the BCBCA, the holder of the Special Voting Share is not entitled to vote separately as a class on a proposal to amend the Articles to: (i) increase or decrease the maximum number of Special Voting Shares that the Company is authorized to issue, or increase any
13

maximum number of authorized shares of a class having rights or privileges equal or superior to the Special Voting Share; (ii) effect a cancellation of the Special Voting Share where it has been redeemed and cancelled in accordance with the Articles; or (iii) create a new class of shares equal or superior to the Special Voting Share.
The holder of the Special Voting Share is entitled to attend all shareholder meetings of the Company which the holders of Common Shares are entitled to attend, and is entitled to receive copies of all notices and other materials sent by the Company to its holders of Common Shares relating to such meetings and any consents sought from the holders of Common Shares.
Number of Votes
The holder of the Special Voting Share is entitled to that number of votes equal to the number of votes which would attach to the Common Shares receivable by the holders of Trilogy LLC Class C Units upon the redemption for Common Shares of all Trilogy LLC Class C Units outstanding from time to time, determined as of the record date for the determination of shareholders entitled to vote on the applicable matter or, if no record date is established, the date such vote is taken. To the extent that the holder of the Special Voting Share does not receive voting instructions from a holder of Trilogy LLC Class C Units, votes shall not be cast in respect of such holder.
Dividends and Redemption
The holder of the Special Voting Share is not entitled to receive dividends. The Company has agreed in the Trilogy LLC Agreement to not make dividends or distributions on the Common Shares unless a corresponding dividend or distribution is made on an equitably equivalent basis to all holders of Trilogy LLC Class C Units. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holder of the Special Voting Share shall be entitled to receive C$1.00 after satisfaction of all liabilities and obligations to creditors of the Company but before the distribution of the remaining property and assets of the Company to the holders of the Common Shares. Upon payment of the amount so payable to it as provided above, the holder of the Special Voting Share shall not be entitled to share in any further distribution of the property or assets of the Company.
At such time as there are no Trilogy LLC Class C Units outstanding, the Special Voting Share shall automatically be redeemed and cancelled for C$1.00 to be paid to the holder thereof.
Rights and Restrictions in Connection with a Proposed Sale Transaction
Notwithstanding the special rights and restrictions attached to the Common Shares and the Special Voting Share described above and in addition to any other required approvals, if any Trilogy LLC Class C Units (as constituted on the close of business on February 7, 2017, the effective date of the Arrangement) would be issued and outstanding on the effective date of any proposed Sale Transaction, such proposed Sale Transaction would, unless approved by all of the Independent Directors of the Company (as defined in the Articles), be subject to the approval of the holders of Common Shares and the holder of the Special Voting Share, each voting as a separate class and each by a simple majority of votes cast.
A “Sale Transaction” means any transaction involving the sale, lease, exchange or other disposition (in one transaction or a series of related transactions, but other than a bona fide arm’s length lease financing or as collateral for a bona fide arm’s length debt financing or guarantee of either thereof and other than to a wholly-owned subsidiary entity) of assets (including securities) resulting in net proceeds having a value of in excess of U.S.$100 million (as reasonably determined by the Board), other than in the ordinary course of business, by the Company or any of its direct or indirect subsidiary entities that would give rise to tax on the part of the Company or any wholly-owned subsidiary entity of the Company and result (as reasonably determined by the Board) in a greater than 5% discrepancy between the pre-tax cash that would be received (whether as a tax distribution or otherwise) by a holder of a single Trilogy LLC Class C Unit (as constituted on the close of business on February 7, 2017, the effective date of the Arrangement) and the pre-tax cash that would be received by a holder of a single Common Share (as constituted on the close of business on February 7, 2017), assuming that all of the after-tax net proceeds to be received by Trilogy LLC and the Company or any wholly owned subsidiary entity of the Company were fully distributed to the respective equity holders of Trilogy LLC and the Company.
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Voting Trust Agreement
In connection with the Arrangement, the Company, Trilogy LLC and TSX Trust Company (the “Trustee”) entered into the Voting Trust Agreement (the “Voting Trust Agreement”). This summary of the Voting Trust Agreement is qualified in its entirety by reference to that agreement, which is available on TIP Inc.’s SEDAR profile at www.sedar.com and SEC profile at www.sec.gov.
Voting Rights with Respect to the Company
Except as otherwise provided by the Trilogy LLC Agreement, the Voting Trust Agreement or applicable law, the holders of Trilogy LLC Class C Units shall not directly be entitled to receive notice of or to attend any meeting of the holders of Common Shares (a “Company Meeting”) or to vote at any such meeting.
Voting Rights with Respect to TIP Inc.
Under the Voting Trust Agreement, the Company has issued one Special Voting Share to the Trustee for the benefit of the holders of Trilogy LLC Class C Units. The Special Voting Share will have the number of votes, which may be cast by the Trustee at any Company Meeting at which the holders of Common Shares are entitled to vote or in respect of any written consents sought from shareholders of the Company by the Company (other than in respect of any matter upon which only the Common Shares are entitled to vote as a separate class under applicable law), equal to the then outstanding number of Trilogy LLC Class C Units.
Each holder of a Trilogy LLC Class C Unit on the record date for any meeting or shareholder consent at which holders of Common Shares are entitled to vote will be entitled to instruct the Trustee to exercise the votes attached to the Special Voting Share for each Trilogy LLC Class C Unit held by the unitholder. The Trustee will exercise each vote attached to the Special Voting Share only as directed by the relevant holder of Trilogy LLC Class C Units and, in the absence of instructions from a holder of a Trilogy LLC Class C Units as to voting, will not exercise those votes.
Notwithstanding the foregoing, in the event that under applicable law any matter requires the approval of the holder of record of the Special Voting Share, voting separately as a class, but for greater certainty, excluding any matter upon which only the Common Shares are entitled to vote as a separate class under applicable law, the Trustee will, in respect of such vote, exercise all voting rights: (i) in favour of the relevant matter where the result of the vote of the Common Shares and the Special Voting Share, voting together as if they were a single class on such matter, would approve such matter; and (ii) against the relevant matter where the result of such combined vote would be against the relevant matter; provided that in the event of a vote on a proposal to amend the Articles to: (x) effect an exchange, reclassification or cancellation of the Special Voting Share, or (y) add, change or remove the rights, privileges, restrictions or conditions attached to the Special Voting Share, in either case, where the Special Voting Share is permitted or required by applicable law to vote separately as a single class, the Trustee will exercise all voting rights for or against such proposed amendment based on whether it has been instructed to cast a majority of the votes for or against such proposed amendment.
The Trustee will mail or cause to be mailed (or otherwise communicate) to the holders of Trilogy LLC Class C Units the notice of each meeting at which the holders of Common Shares are entitled to vote, together with the related materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the Special Voting Share, on the same day as the Company mails (or otherwise communicates) the notice and materials to the holders of Common Shares.
The Trustee will also send to the holders of Trilogy LLC Class C Units copies of proxy materials, all information statements, reports (including interim and annual financial statements) and other written communications sent by the Company to the holders of Common Shares at the same time as the materials are sent to the holders of Common Shares. The Trustee will also send to the holders of Trilogy LLC Class C Units all materials sent by third parties to the holders of Common Shares (if known to have been received by the Company) including dissident proxy and information circulars and tender and exchange offer circulars, as soon as reasonably practicable after the materials are delivered to the Trustee.
15

Statutory Rights
Wherever and to the extent that the BCBCA confers a prescribed statutory right on a holder of voting shares, the Company has agreed that the holders of Trilogy LLC Class C Units are entitled to the benefit of such statutory rights through the Trustee, as the holder of record of the Special Voting Share. The prescribed statutory rights set out in the voting trust agreement include the following rights provided for in the BCBCA:
(i)	to examine and obtain extracts of the records of the Company;
(ii)	to examine the list of shareholders;
(iii)
to require the Company to furnish a basic list setting out the names of the registered holders of shares of the Company, the number of shares of each class and series owned by each registered holder and the address of each of them, all as shown on the records of the Company;

(iv)	to examine and obtain extracts of the latest financial statements of each subsidiary of the Company;
(v)	to requisition a shareholders’ meeting;
(vi)	to apply to the court to bring an action in the name and on behalf of the Company or any of its subsidiaries; and
(vii)
to apply to the court to make an order to rectify any act or omission of the Company that is oppressive or unfairly prejudicial to or that unfairly disregards the interests the holders of Trilogy LLC Class C Units.

Upon the written request of a holder of Trilogy LLC Class C Units delivered to the Trustee, provided that certain conditions are satisfied, the Company and the Trustee are required to cooperate to facilitate the exercise of such statutory rights on behalf of such holder, such exercise of the statutory right to be treated, to the maximum extent possible, on the basis that such holder was the registered owner of the Common Shares receivable upon the redemption of the Trilogy LLC Class C Units owned of record by such holder.
Ownership and Voting Restrictions
The Articles also provide for an ownership restriction on the securities of the Company in order for the Company to comply with the Overseas Investment Act 2005 of New Zealand, or other similar laws.
The ownership restriction provides that, among other things, an overseas person, either alone or together with his, her or its associates (such person, collectively with his, her or its associates, an “Overseas Shareholder”), shall not: (i) acquire a 25% or more ownership or control interest in the Company; or (ii) increase an Overseas Shareholder’s existing 25% or more ownership or control interest in the Company; in each case without applying for and receiving consent from the New Zealand Overseas Investment Office (the foregoing prohibition is referred to as the “New Zealand Ownership Constraint”).
An “overseas person” is defined in the Overseas Investment Act 2005 and generally includes, among others, an individual who is neither a New Zealand citizen nor ordinarily resident in New Zealand or a body corporate that is incorporated outside New Zealand or is a 25% or more subsidiary of a body corporate incorporated outside of New Zealand. A “25% or more ownership or control interest” has the meaning set forth in the Overseas Investment Act 2005, which as of the date hereof means, with respect to any person:
(i)	a beneficial entitlement to, or a beneficial interest in, 25% or more of the Company’s securities;
(ii)	the power to control the composition of 25% or more of the board of directors; or
(iii)	the right to exercise or control the exercise of 25% or more of the voting power at meetings of the Company
In order to seek to enable compliance with the Overseas Investment Act 2005, if an Overseas Shareholder is in contravention of the ownership constraints set forth above (a “Contravening Shareholder”), the Company may refuse to: (i) accept any subscription for securities of the Company from the Contravening Shareholder; (ii) issue any securities of the Company to the Contravening Shareholder; (iii) register or otherwise recognize the transfer of any securities of the Company from any securityholder of the Company to the Contravening Shareholder; or (iv) purchase or otherwise acquire any securities of the Contravening Shareholder. In addition, the Company could remove voting rights attached to the securities of the Company unless a Contravening Shareholder remedies a breach of the New Zealand Ownership Constraint within a specified time after notice thereof (of not less than 30 days).
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The directors of the Company may also indefinitely suspend all rights of the Contravening Shareholder to vote that would otherwise be attached to securities of the Company held by such Contravening Shareholder in excess of the New Zealand Ownership Constraint, subject to the Contravening Shareholder disposing of such securities of the Company or complying with the terms of the Overseas Investment Act 2005.
The ownership restrictions will not be binding on the Company and its shareholders upon the earlier of: (i) the repeal of the Overseas Investment Act 2005; and (ii) the date that the Company does not, directly or indirectly, hold a 25% or more ownership or control interest in 2degrees and no longer holds an overseas investment in significant business assets as defined in the Overseas Investment Act 2005. The ownership restrictions contained in the Articles are also subject to an exemption for underwriters (as defined in the Securities Act (British Columbia)) in the course of a distribution of securities of the Company.
Should the Company’s shares at any time be subject to any ownership and/or voting restrictions imposed by law in any other jurisdiction or jurisdictions, the Company, with the approval in writing of at least 75% of all of the directors of the Company, may elect to apply any or all of the ownership and voting restrictions contained in the Articles, with necessary changes, in order to seek to ensure compliance with such other law or laws. Any such election shall be promptly communicated to shareholders by way of a news release or otherwise as the Company sees fit.
Dividend Policy
No dividends were paid in 2020 or in 2021 as of the date of this prospectus. In 2019 and 2018, the Company paid dividends of C$0.02 per Common Share. The dividend paid in May 2019 was declared on April 2, 2019 and paid to holders of Common Shares of record as of April 16, 2019. The dividend paid in 2018 was declared on April 2, 2018 and paid to common shareholders of record as of April 16, 2018. Eligible Canadian holders of Common Shares who participated in the Company’s dividend reinvestment plan had the right to acquire additional common shares at 95% of the volume-weighted average price of the Common Shares on the TSX for the five trading days immediately preceding the dividend payment date, by reinvesting their cash dividends, net of applicable taxes. As a result of shareholder participation in the dividend reinvestment plan, 72,557 and 34,734 Common Shares were issued in 2019 and 2018, respectively. A total cash dividend of $0.8 million and $0.7 million was paid to shareholders that did not participate in the dividend reinvestment plan in 2019 and 2018, respectively. We do not currently expect to pay any dividends on our Common Shares for the foreseeable future.
Transfer Agent and Registrar
Our transfer agent and the registrar for our Common Shares is TSX Trust Company , located at 301-100 Adelaide Street West, Toronto, Ontario M5H 4H1.
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PLAN OF DISTRIBUTION
The selling shareholders may sell all or a portion of our Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. Our Common Shares may be sold by the selling shareholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144 under the Securities Act;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
If the selling shareholders effect such transactions by selling our Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of our Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell our Common Shares short and deliver our Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge our Common Shares to broker-dealers that in turn may sell such shares.
The selling shareholders may pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our Common Shares from time to time pursuant to this prospectus or any supplement to this prospectus filed under the Securities Act, amending, if necessary, the list of selling shareholders to include, pursuant to a prospectus amendment or prospectus supplement, the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate our Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any broker-dealer participating in the distribution of our Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the
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Securities Act. At the time a particular offering of our Common Shares is made, a prospectus supplement, if required, will be distributed which will identify the selling shareholders and provide the other information set forth under “Selling Shareholders”, set forth the aggregate amount of our Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, our Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any shareholder will sell any or all of our Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of our Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of our Common Shares to engage in market-making activities with respect to our Common Shares. All of the foregoing may affect the marketability of our Common Shares and the ability of any person or entity to engage in market-making activities with respect to our Common Shares.
Once sold under the shelf registration statement, of which this prospectus forms a part, our Common Shares will be freely tradable in the hands of persons other than our affiliates.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a company continued under the BCBCA. Some of our directors are residents of Canada,, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.
EXPENSES
The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.
Expense	Estimated Amount
SEC registration fee	$[•]
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.
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LEGAL MATTERS
Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Friedman Kaplan Seiler & Adelman LLP, with respect to matters of U.S. law. As of the date of this prospectus, certain partners and counsel of Friedman Kaplan Seiler & Adelman LLP own, directly or indirectly, less than 1.00 percent of the outstanding Common Shares.
EXPERTS
The audited financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INTERESTS OF EXPERTS
Grant Thornton LLP is the auditor of the Company and is independent of the Company within the meaning of the AICPA Code of Professional Conduct and within the meaning of PCAOB Rule 3520, Auditor Independence.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.trilogy-international.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•	our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021;
•	exhibit 99.1 of our report on Form 6-K furnished to the SEC on August 31, 2021;
•	exhibits 99.1 and 99.2 of our report on Form 6-K furnished to the SEC on August 10, 2021;
•	exhibit 99.1 of our report on Form 6-K furnished to the SEC on June 11, 2021;
•	exhibit 99.1 of our report on Form 6-K furnished to the SEC on June 4, 2021;
•	exhibit 99.1 of our report on Form 6-K furnished to the SEC on May 21, 2021;
•	exhibits 99.1 and 99.2 of our report on Form 6-K furnished to the SEC on May 11, 2021;
•	exhibit 99.1 of our report on Form 6-K furnished to the SEC on May 6, 2021;
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•	the description of our Common Shares contained in exhibit 99.1 to the Registration Statement on Form 40-F filed with the SEC on November 15, 2016; and
•
the amended description of our Common Shares contained in exhibit 99.1 to the annual report on Form 40-F filed with the SEC on March 27, 2017, including any amendments or reports filed for the purpose of updating such description.

In addition, all subsequent annual reports filed on Form 20-F and any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if the report on Form 6-K states that it is incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Mr. Scott Morris, Trilogy International Partners Inc., 155 108th Avenue NE, Suite 400, Bellevue, WA 98004.
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37,702,685 Common Shares
Offered by the Selling Shareholders
The date of this prospectus is     , 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.	Indemnification of Directors and Officers.
Business Corporations Act
The Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may:
•
indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

•
after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.
For the purpose of the BCBCA, an “eligible party,” in relation to a company, means an individual who:
•	is or was a director or officer of the company;
•	is or was a director or officer of another corporation
○	at a time when the corporation is or was an affiliate of the company, or
○	at the request of the company; or
•	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.
An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.
Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.
Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:
•	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;
•	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an above-described order; or
•	make any other order the court considers appropriate.
The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.
Articles of the Registrant; Indemnification Agreement; Insurance
The Registrant’s articles provide that, subject to the BCBCA, the Registrant must indemnify a director or former director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable. Pursuant to the Registrant’s articles, each director is deemed to have contracted with the Registrant on the aforementioned terms.
The Registrant’s articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.
The Registrant has entered into indemnification agreements (“Indemnification Agreements”) with certain of its officers and its directors, pursuant to which it is obligated to indemnify and hold harmless such persons against all costs, charges, and expenses, including any amounts paid to settle actions or satisfy judgments, reasonably incurred by them in respect of any civil, criminal, administrative, investigative, or other proceeding to which they are made a party by reason of being or having been an officer or director. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to the Registrant’s best interests, and, in the case of criminal or administrative actions or proceedings enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnification Agreements, the Registrant may, in accordance with the provisions of the BCBCA, advance to the indemnified parties the expense incurred in defending any such actions or proceedings, but if the officer or director does not meet the conditions to qualify for indemnification, such amounts shall be repaid.
The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of directors and officers and certain other eligible persons. The Registrant has in place directors’ and officers’ liability insurance coverage to insure the directors and officers of the Registrant against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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ITEM 9.	Exhibits.
Exhibit No.	Exhibit Index
1.1*	Form of Underwriting Agreement

4.1	Certificate of Incorporation of Alignvest Acquisition Corporation, incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form 40-F filed on November 15, 2016

4.2	Articles of Amendment of Alignvest Acquisition Corporation, incorporated by reference to Exhibit 99.11 to the Company’s Registration Statement on Form 40-F filed on November 15, 2016

4.3	Articles of Arrangement with attached Plan of Arrangement, incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K furnished on February 9, 2017

4.4	Articles of Trilogy International Partners Inc., incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K furnished on February 22, 2017

4.5
Seventh Amended and Restated Limited Liability Company Agreement of Trilogy International Partners LLC, incorporated by reference to Exhibit 99.5 to the Company’s Form 6-K furnished on February 22, 2017

4.6	Voting Trust Agreement made as of February 7, 2017, incorporated by reference to Exhibit 99.7 to the Company’s Form 6-K furnished on February 22, 2017

5.1	Opinion and Consent of Blake, Cassels & Graydon LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on page II-6 of this Registration Statement)
*	To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
ITEM 10.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s

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annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 7, 2021.
TRILOGY INTERNATIONAL PARTNERS INC

By:	/s/ Erik Mickels

	Name:	Erik Mickels
	Title:	Senior Vice President and Chief Financial Officer
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bradley J. Horwitz, Erik Mickels and Scott Morris, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and revocation for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), exhibits, and other documents in connection with this Registration Statement and any related registration statements necessary to register additional securities and to file the same with exhibits thereto and other documents in connection therewith with the Commission, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Bradley J. Horwitz	Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2021
Bradley J. Horwitz

/s/ Erik Mickels	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 7, 2021
Erik Mickels

/s/ John W. Stanton	Director	September 7, 2021
John W. Stanton

/s/ Theresa Gillespie	Director	September 7, 2021
Theresa Gillespie

/s/ Mark Kroloff	Director	September 7, 2021
Mark Kroloff

/s/ Alan D. Horn	Director	September 7, 2021
Alan D. Horn

/s/ Nadir Mohamed	Director	September 7, 2021
Nadir Mohamed

/s/ Reza Satchu	Director	September 7, 2021
Reza Satchu
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has signed this Registration Statement in such capacity as the duly authorized representative of the Registrant in the United States, in the City of Bellevue, State of Washington, on September 7, 2021.
TRILOGY INTERNATIONAL PARTNERS LLC
(Authorized Representative in the United States)

By:	/s/ Erik Mickels
Name:	Erik Mickels
Title:	Senior Vice President and Chief Financial Officer
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